================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          D.I.Y. HOME WAREHOUSE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                           D.I.Y. HOME WAREHOUSE, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 1998
                          ----------------------------





To the Shareholders:

         Notice is hereby given that the Annual Meeting of Shareholders of D.I.Y. Home Warehouse, Inc. (the "Company") will be held at the Sheraton Airport Hotel, 5300 Riverside Drive, Cleveland, Ohio 44135, (216) 267-1500, on Wednesday, April 29, 1998, at 10:00 a.m., local time, for the following purposes:

         (1) To elect a Board of eight Directors to serve until the next Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified; and

         (2) To transact such other business as may properly come before the meeting.

         A Proxy Statement containing information relevant to the Annual Meeting appears on the following pages.

         Only holders of Common Stock of record at the close of business on February 27, 1998, are entitled to notice of and to vote at the meeting or any adjournments.

         If you wish to vote in accordance with the Board of Director's recommendations, it is not necessary to specify your choices; merely sign, date, and return the enclosed Proxy Card. If you attend the meeting, you may withdraw your Proxy and vote your own shares.

                                         By Order of the Board of Directors

                                         JOHN M. ERB
                                         Secretary

Dated: March 20, 1998





         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE ENCOURAGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                           D.I.Y. HOME WAREHOUSE, INC.


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 1998
                          ----------------------------


                            PROXIES AND SOLICITATIONS

         This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors (the "Board") of D.I.Y. Home Warehouse, Inc. (the "Company") to be used at the Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments. If received in time for the Annual Meeting, the shares represented by a valid proxy will be voted in accordance with the specifications, if any, contained in such executed proxy. If no instructions are given, proxies will be voted for all nominees for the Board. A proxy executed in the enclosed form may be revoked by the person signing it at any time before it is exercised. Proxies may be revoked by filing with the Secretary of the Company, any time prior to the time set for commencement of the Annual Meeting, a written notice of revocation bearing a later date than the proxy, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

         In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegram, by directors, officers and employees of the Company. The Company has engaged Corporate Investor Communications, Inc. to assist in various matters relating to this Proxy Statement, the solicitation of shareholder proxies and the Annual Meeting. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred in forwarding material. The Company anticipates that fees and expenses for the foregoing parties will not exceed $1,000. The costs of all proxy solicitation will be borne by the Company.

         The executive offices of the Company are located at 5811 Canal Road, Valley View, Ohio 44125. The approximate date of mailing of this Proxy Statement and the enclosed Proxy materials to the Company's shareholders is March 20, 1998.


                            TIME AND PLACE OF MEETING

         The Annual Meeting will be held at the Sheraton Airport Hotel, 5300 Riverside Drive, Cleveland, Ohio 44135, (216) 267-1500, on Wednesday, April 29, 1998, at 10:00 a.m., local time.


                                VOTING RIGHTS AND
                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         Only shareholders of record at the close of business on February 27, 1998 are entitled to notice of and to vote at the Annual Meeting or at any adjournments. As of that date, the Company had 7,633,859 shares of Common Stock issued, outstanding and entitled to vote held by approximately 225 holders of record. Based on information provided to the Company by certain holders of record, the Company estimates that there are in excess of 1,800 beneficial shareholders. Each outstanding share entitles the record holder to one vote. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. The presence, in person or by proxy, of shareholders entitled to vote a majority of the voting shares that are outstanding and entitled to vote will constitute a quorum.

         Information concerning principal holders of the Common Stock is discussed under "Security Ownership of Certain Beneficial Owners and Management."


                    MATTERS TO COME BEFORE THE ANNUAL MEETING

ELECTION OF DIRECTORS

         The first matter expected to be considered at the Annual Meeting will be the election of eight directors. It is proposed that these positions be filled by persons nominated to the Board by management. Each director shall be elected by a plurality of the votes cast at the Annual Meeting. Therefore, if a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. Proxies will be tabulated by the Company's transfer agent. The Inspector of Elections appointed at the Annual Meeting will then combine the proxy votes with the votes cast at the Annual Meeting. Each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until the next Annual Meeting of Shareholders or until his successor is duly elected and qualified. In the absence of directions to the contrary, proxies will be voted in favor of the election of the eight nominees listed below.

         If any of the nominees named below are unavailable to serve for any reason, then a valid proxy may be voted for the election of such other persons as the person or persons voting the proxy may deem advisable in accordance with their best judgment. Management has no present knowledge that any of the persons named will be unavailable to serve. In any event, the enclosed proxy can be voted for only the eight nominees named in this Proxy Statement or their substitutes.

         The following list identifies each nominee for election to the Board at the Annual Meeting and describes each candidate's principal occupation for the past five years. Each of the directors has served continuously from the date of his election to the present time.

         FRED A. ERB, age 75, is the Chairman of the Board of the Company. He has been a Director of the Company since its inception. Mr. Erb is the Chief Executive Officer and a Director of Edgemere Enterprises, Inc. He also serves as an executive officer and director of Erb-D.I.Y. Center, Inc. and TQ10 Corporation. Edgemere Enterprises, Inc., Erb-D.I.Y. Center, Inc. and TQ10 Corporation are affiliates of the Company. Mr. Erb leases, and is a partner of certain entities which lease, property to the Company. See "Compensation Committee Interlocks and Insider Participation." Fred A. Erb is the father of John M. Erb.

         CLIFFORD L. REYNOLDS, age 51, has been a Director since February 1993. He is the President and Chief Executive Officer of the Company and has served in such capacity since October 1989. Mr. Reynolds has 27 years of experience in the home improvement retailing business. From October 1984 until October 1989, Mr. Reynolds served as the Senior Vice President and General Manager of the Company, except for a brief period in 1988 when Mr. Reynolds was employed by Handy Andy Home Improvement Centers. Prior to his involvement with the Company, Mr. Reynolds held various senior management positions at other retail home improvement companies.

         R. SCOTT EYNON, age 48, has been a Director since February 1993. He is the Vice President-Operations of the Company and has served in that capacity since January 1993. Between February 1988 and December 1992, Mr. Eynon served as the Regional Manager for the Company. From January 1985 until February 1988, Mr. Eynon held various management positions with the Company. Since 1977, Mr. Eynon has served in a variety of management positions in the home center industry.

         DENNIS C. HOFF, age 54, has been a Director since February 1993. He is the Vice President-General Merchandising Manager of the Company and has served in such capacity since January 1993. From July 1988 until December 1992, Mr. Hoff served as the General Merchandising Manager of the Company. Since 1970, Mr. Hoff has been involved with purchasing, sales and marketing for several other companies in the retail industry. He has been involved in the home improvement industry since 1984.

         JOHN M. ERB, age 43, has been a Director since February 1993. He is the Secretary of the Company and has served in such capacity since February 1993. From February 1991 to February 1993, Mr. Erb was Assistant Secretary. Mr. Erb also serves as an executive officer of Edgemere Enterprises, Inc., Erb Lumber, Inc. and TQ10 Corporation. TQ10 Corporation and Edgemere Enterprises, Inc. are affiliates of the Company. John M. Erb is the son of Fred A. Erb.

         GREGORY K. JONES, age 37, has been a Director since August 1993. Mr. Jones is President and Chief Executive Officer of uBid Online Auction. From November 1995 to November 1997, Mr. Jones served as Senior Vice President of APAC Corporation. From April 1993 to October 1995, Mr. Jones served as President of Office 1 Superstore. Prior to that, he was President and Chief Operating Officer of Reliable Corporation, an office products and supplies retailer.

         JOHN A. SHIELDS, age 54, has been a Director since August 1993. Mr. Shields is self-employed. From 1994 to 1997, Mr. Shields was the Chairman and Chief Executive Officer of Delray Farms Fresh Markets. From 1983 to 1993, he was President and Chief Executive Officer of First National Super Markets, Inc., a retail grocery store chain. He is also a Director of Homeland Stores, Inc., a publicly reporting retail supermarket, Wild Oats Markets, Inc., a publicly reporting health food supermarket and Shore Bank Corp., a publicly reporting bank.

         MARK A. TIMMERMAN, age 37, has been a Director since August 1993. He is a principal at William Blair & Company, an investment banking firm, where he has been employed since July 1986. He is also a Director of Prophet 21, a publicly reporting provider of on-line business management systems.

                      COMMITTEES OF THE BOARD AND MEETINGS

         The Board met ten times and took action by unanimous written consent on two occasions during the fiscal year ended January 3, 1998.

         Several important functions of the Board may be performed by committees that are comprised of members of the Board. The Company's Bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has four standing committees: an Audit Committee, a Compensation Committee, a Long Term Incentive Plan Committee, and an Executive Committee.

         The Audit Committee was established to (i) annually recommend a firm of independent public accountants to the Board to act as auditors of the Company;
(ii) review the scope of the annual audit with the auditors in advance of the audit; (iii) generally review the results of the audit and the adequacy of the Company's accounting, financial and operating controls; (iv) review the Company's accounting and reporting principles, policies and practices; and (v) perform such other duties as may be delegated to it by the Board. The current members of the Audit Committee are Messrs. Fred A. Erb, Mark A. Timmerman and Gregory K. Jones. The Audit Committee took action informally without meeting on one occasion and it held one formal meeting during the fiscal year ended January 3, 1998.

         The Compensation Committee was established to (i) set, review and modify the compensation (including salaries, bonuses and stock options) of the Company's officers; and (ii) perform such other duties as may be delegated to it by the Board. The members of the Compensation Committee during the fiscal year ended January 3, 1998 were Messrs. Fred A. Erb, John M. Erb and John A. Shields. The Compensation Committee took action without a meeting on one occasion and held two formal meetings during the fiscal year ended January 3, 1998. See "Compensation Committee's Report to Shareholders" and "Compensation Committee's Report on Repricing of Options/SAR's". The Long Term Incentive Plan Committee (the "LTIP Committee") (composed of Messrs. Fred A. Erb and John M. Erb) was established to administer the Company's 1993 Long Term Incentive Plan (the "Plan"). The LTIP Committee took action by unanimous consent on two occasions during the fiscal year ended January 3, 1998.

         The Executive Committee was established to generally manage the day-to-day business and affairs of the Company between regular Board meetings. In no event may the Executive Committee, without the prior approval of the Board acting as a whole, (i) recommend to the shareholders an amendment to the Company's Articles of Incorporation, (ii) amend the Company's Code of Regulations, (iii) adopt an agreement of merger or consolidation, (iv) recommend to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets, (v) recommend to the shareholders a dissolution of the Company or a revocation of a dissolution, (vi) fill vacancies on the Board, (vii) fix compensation of the directors for serving on the Board or on a committee of the Board, (viii) declare dividends or authorize the issuance of the Company's stock, (ix) approve or take any action with respect to any related party transaction involving the Company, or (x) take any other action which is forbidden by the Company's Code of Regulations. All actions taken by the Executive Committee must be promptly reported to the Board as a whole and are subject to ratification, revision and alteration by the Board, except that no rights of third persons created in reliance on authorized acts of the Executive Committee can be affected by any such revision or alteration. The current members of the Executive Committee are Messrs. Fred A. Erb, Clifford L. Reynolds and John M. Erb. The Executive Committee did not hold any formal meetings during the fiscal year ended January 3, 1998.

         The Board does not have a standing committee responsible for nominating individuals to become directors.

OUTSIDE DIRECTOR COMPENSATION

         Fred A. Erb, John M. Erb and directors who are employees of the Company do not receive compensation for serving on the Board or on the Board's committees. Directors who are not employees of the Company are entitled to an annual retainer fee of $5,000, a $1,000 fee for each regular or special meeting of the Board and a $500 fee for each committee meeting attended on a day other than a regular or special Board meeting date. For services during the fiscal year ended January 3, 1998, Mark A. Timmerman, John A. Shields and Gregory K. Jones received directors' fees of $14,000, $14,000 and $14,000, respectively, of which $11,500, $11,500 and $11,500, respectively, was paid in cash and $2,500, $2,500 and $2,500, respectively, was paid by the issuance of 588 shares of Common Stock to each such director pursuant to the Company's 1996 Retainer Stock Plan for Non-Employee Directors.

                          MANAGEMENT AND COMPENSATION

EXECUTIVE OFFICERS

         The persons listed below are the current executive officers of the Company. Each is annually appointed by, and serves at the pleasure of, the Board.

                                                                                                     APPROXIMATE
                                                                                                        DATE
  NAME                                      AGE                        OFFICE                       SERVICE BEGAN
  ----                                      ---                        ------                       -------------
  Fred A Erb(1)..........................   75    Chairman of the Board                             October 1984
  Clifford L. Reynolds...................   51    President and Chief Executive Officer             October 1984
  R. Scott Eynon.........................   48    Vice President-Operations                         January 1985
  Dennis C. Hoff.........................   54    Vice President-General Merchandising                May 1988
                                                    Manager
  John M. Erb(1).........................   43    Secretary                                        February 1991
  Marilyn A. Eisele......................   40    Vice President-Administration and Finance,       September 1994
                                                  and Chief Financial Officer
  Eric I. Glassman.......................   39    Treasurer and Controller                          January 1997

  ------------------------------------
  (1)  Fred A. Erb is the father of John M. Erb.

Each of the executive officers other than Marilyn A. Eisele and Eric I. Glassman has been continuously employed by the Company for more than five (5) years, serving in the capacities and since the date reflected above.

         MARILYN A. EISELE has been Vice President-Administration and Finance, and Chief Financial Officer since September 1994. For the fifteen years prior to joining the Company, Ms. Eisele was employed by Coopers & Lybrand LLP, the Company's auditors, most recently as Business Assurance Manager.

         ERIC I. GLASSMAN has been Treasurer and Controller since January 1997. Prior to joining the Company, Mr. Glassman was employed by BE-MAC Transport Company, Inc. as Vice President, Treasurer and Controller from 1991 to February 1993 and was employed by Photoco, Inc. as Chief Financial Officer from February 1993 until joining the Company in January 1997.

EXECUTIVE COMPENSATION

         The following table sets forth all cash compensation paid to the Chief Executive Officer and each executive officer whose remuneration from the Company exceeded $100,000 during the fiscal year ended January 3, 1998.

                               ANNUAL COMPENSATION

                                                                          LONG TERM
  NAME AND PRINCIPAL POSITION                                            COMPENSATION         ALL OTHER
  ---------------------------          YEAR    SALARY($)(1)   BONUS($)    OPTIONS(#)      COMPENSATION($)(3)
                                       ----   ------------   ---------   ------------     -------------------
  Clifford L. Reynolds,
   President and Chief Executive
   Officer...........................  1997    $250,000    $  50,000       195,000(2)            $6,371
                                       1996     246,635      250,000        30,000                3,420
                                       1995     234,135      121,875        30,000                3,208

  R. Scott Eynon,
   Vice President - Operations........ 1997    $143,654    $  30,000       107,500(2)            $6,312
                                       1996     137,981      112,000        20,000                3,052
                                       1995     130,481       60,938        15,000                3,123

  Dennis C. Hoff,
   Vice President - General
   Merchandising Manager.............. 1997    $143,654    $  30,000       107,500(2)             $6,312
                                       1996     137,981      112,000        20,000                 3,052
                                       1995     130,481       60,938        15,000                 3,123

  Marilyn A. Eisele,
    Vice President - Administration
    and Finance....................... 1997    $132,981    $  30,000        77,500(2)             $6,308
                                       1996     125,481       89,250        20,000                 2,775
                                       1995     118,653          -0-         7,500                 2,047

  ------------------------------------

(1) Includes amounts which were deferred at the election of the officer to the Company's 401(k) plan.

(2) Includes as issued in 1997 replacement options which were exchanged for options surrendered by Messrs. Reynolds, Eynon and Hoff and Ms. Eisele pursuant to the Company's 1997 option repricing program. Mr. Reynolds received replacement options on options exercisable for 195,000 shares surrendered, Messrs. Eynon, and Hoff each received replacement options on options exercisable for 107,500 shares surrendered and Ms. Eisele received replacement options on options exercisable for 57,500 shares surrendered. The Company's 1997 option repricing program allowed certain holders of certain out-of-the-money options to surrender them to the Company and receive in exchange therefore options exercisable for an equal number of shares at an exercise price of $3.56 per share, which was the fair market value of the shares on the date of issuance of the replacement options. The replacement options vest equally over three (3) years commencing on the first anniversary of the issuance of the replacement options, and expire on the fifth anniversary of the issuance of the replacement options. See "Compensation Committee's Report on Repricing of Options/SAR's."

(3) Consists of contributions paid by the Company on behalf of the officer to the Company's 401(k) plan and Company paid premium on life insurance.


EMPLOYMENT AGREEMENTS

         The Company has entered into amended and restated employment contracts with Messrs. Reynolds, Eynon and Hoff dated as of January 1, 1995, which amend and restate employment agreements originally dated as of March 24, 1993. The Company has also entered into an employment agreement with Ms. Eisele dated as of April 1, 1995. These agreements expire five years from their date, unless sooner terminated as provided therein. The agreements provide for payment of a base salary, as well as a bonus to be determined in the discretion of the Compensation Committee, together with certain fringe benefits. The agreements contain typical confidentiality provisions, and Messrs. Reynolds', Eynon's and Hoff's agreements preclude them from competing with the Company during the term of the agreement and for certain periods of time after termination under certain circumstances. In addition, the agreements provide for severance compensation, at the executive's base salary rate plus continued medical and insurance benefits, for termination of employment following a "change of control" (as defined in the agreements) for certain periods of time (18 months for Mr. Reynolds, and 12 months for Messrs. Eynon and Hoff and Ms. Eisele) or following various other circumstances. However, the executives are required to use their good faith efforts to obtain reasonable replacement employment from and after such termination and any compensation and medical and insurance benefits received by the executive during the severance payment period will reduce the amount of severance pay and medical and insurance benefits due to the executive from the Company under the employment agreement.


                                                 OPTIONS/SARS GRANTS
                                                 IN LAST FISCAL YEAR

  ==========================================================================================================================

                                        Individual Grants                                             Grant Date Value
  --------------------------------------------------------------------------------------------------------------------------
                                                  % of Total
                                                 Options/SARs
                                                  Granted to      Exercise or                            Grant Date
                               Options/SARs      Employees in      Base Price                             Present
  Name                         Granted (1)     Fiscal Year (2)     Per Share    Expiration Date          Value (3)

  --------------------------------------------------------------------------------------------------------------------------
  Clifford L. Reynolds           195,000             19%             $3.56         5/21/2002              $246,076
  --------------------------------------------------------------------------------------------------------------------------
  R. Scott Eynon                 107,500             10%             $3.56         5/21/2002              $133,315
  --------------------------------------------------------------------------------------------------------------------------
  Dennis C. Hoff                 107,500             10%             $3.56         5/21/2002              $133,315
  --------------------------------------------------------------------------------------------------------------------------
  Marilyn A. Eisele               77,500              7%             $3.56         5/21/2002              $113,663
  --------------------------------------------------------------------------------------------------------------------------

--------------------------
(1) Includes as issued in 1997 replacement options which were exchanged for options surrendered by Messrs. Reynolds, Eynon and Hoff and Ms. Eisele pursuant to the Company's 1997 option repricing program. Mr. Reynolds received replacement options on options exercisable for 195,000 shares surrendered, Messrs. Eynon, and Hoff each received replacement options on options exercisable for 107,500 shares surrendered and Ms. Eisele received replacement options on options exercisable for 57,500 shares surrendered. The Company's 1997 option repricing program allowed certain holders of certain out-of-the-money options to surrender them to the Company and receive in exchange therefore options exercisable for an equal number of shares at an exercise price of $3.56 per share, which was the fair market value of the shares on the date of issuance of the replacement options. The replacement options vest equally over three (3) years commencing on the first anniversary of the issuance of the replacement options, and expire on the fifth anniversary of the issuance of the replacement options. See "Compensation Committee's Report on Repricing of Options/SAR's."

(2) Includes as issued in 1997 replacement options exercisable for an aggregate of 796,000 shares which were exchanged for options exercisable for an aggregate of 796,000 shares surrendered pursuant to the Company's 1997 option repricing program. See "Compensation Committee's Report on Repricing of Options/SAR's."

(3) In 1996, the Company changed its method of valuing options from the appreciation method to the Black-Scholes option pricing model to be consistent with the requirements of Statement of Financial Accounting Standards No. 123 "Accounting for Stock - Based Compensation" used in the Company's 1996 Annual Report. The present value at the date of grant during fiscal year 1997 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: risk-free interest rates of 6.2% to 6.5%, no dividend yield, expected lives of 4 to 5 years and volatility of 37% to 38%. The values which are calculated are not intended to predict future prices of the Company's Common Stock. The values shown are theoretical and do not necessarily reflect the actual values the recipients may realize. Any actual value to the recipients will depend on the extent to which the market value of the Company's Common Stock at a future date exceeds the exercise price.

                       AGGREGATED OPTION/SAR EXERCISES AND
                     FISCAL YEAR-END OPTION/SAR VALUES TABLE

===============================================================================================================================
                                                                        No. of Unexercised           Value of Unexercised
                                                                          Options/SARs at          In-The-Money Options/SARs
                                                                          Fiscal Year-End                     at
                                                                                                        Fiscal Year-End
                                                                   -----------------------------------------------------------
                               Shares Acquired
                                 on Exercise
                                   in 1997            Value                            Not                           Not
Name                                                Received        Exercisable    Exercisable     Exercisable   Exercisable
================================================================================================================================
Clifford L. Reynolds                  0                n/a               0           195,000           $0             $0
------------------------------ ---------------- ------------------ -------------- --------------- -------------- ===============
R. Scott Eynon                        0                n/a               0           107,500            0              0
------------------------------ ---------------- ------------------ -------------- --------------- -------------- ===============
Dennis Hoff                           0                n/a               0           107,500            0              0
------------------------------ ---------------- ------------------ -------------- --------------- -------------- ===============
Marilyn A. Eisele                     0                n/a               0            77,500            0              0
------------------------------ ---------------- ------------------ -------------- --------------- -------------- ===============

COMPENSATION COMMITTEE'S REPORT ON REPRICING OF OPTIONS/SAR'S

         On August 28, 1997, the Board of Directors and the Long Term Incentive Plan Committee approved a stock option repricing program (the "1997 option repricing program") and the Compensation Committee reviewed and approved the 1997 option repricing program with respect to the Company's Executive Officers. The Board of Directors and the Long Term Incentive Plan Committee approved the 1997 option repricing program to restore the incentive value of stock options held by directors, officers and key employees and other personnel of the Company to further motivate them to contribute to the Company's future success.

         Pursuant to the 1997 option repricing program, existing stock options exercisable for an aggregate of 796,000 shares of Common Stock, with exercise prices ranging from $16.13 to $3.63 per share (the "Old Options"), were surrendered for replacement options exercisable for an aggregate of 796,000 shares of Common Stock at $3.56 per share (the "New Options"), the average of the highest and lowest selling price for the Common Stock as quoted on Nasdaq NM on May 21, 1997, the date as of which the Board of Directors and the Long Term Incentive Plan Committee approved issuance of the New Options pursuant to the 1997 option repricing program. The Old Options had expiration dates ranging from November 18, 1998 to September 6, 2001. The New Options expire on May 21, 2002, the fifth anniversary of the grant of the New Options. The Old Options vested equally over five year periods and the New Options vest equally over a three year period, commencing on the first anniversary of the New Options.

         The following table sets forth certain information concerning the repricing of options held by any executive officer of the Company during the last ten completed fiscal years.


                         TEN-YEAR OPTION/SAR REPRICINGS

===================================================================================================================================
                                          NUMBER OF
                                         SECURITIES                                                            LENGTH OF ORIGINAL
                                         UNDERLYING     MARKET PRICE OF                                           OPTION TERM
                                        OPTIONS/SAR'S     STOCK AT TIME    EXERCISE PRICE AT                      REMAINING AT
    NAME AND PRINCIPAL                   REPRICED OR    OF REPRICING OR    TIME OF REPRICING   NEW EXERCISE    DATE OF REPRICING
         POSITION             DATE       AMENDED (#)     AMENDMENT ($)     OR AMENDMENT ($)      PRICE ($)        OR AMENDMENT

===================================================================================================================================
Clifford L. Reynolds         5/21/97       60,000            $3.56              $10.00             $3.56           1.49 years
President and Chief                        20,000                               $14.75                             2.26 years
Executive Officer                          55,000                               $12.25                             2.52 years
                                           30,000                              $  7.19                             3.26 years
                                           30,000                              $  4.69                             4.30 years

----------------------------------------------------------------------------------------------------------------------------------
R. Scott Eynon               5/21/97       35,000            $3.56              $10.00             $3.56           1.49 years
Vice-President-Operations                  10,000                               $14.75                             2.26 years
                                           27,500                               $12.25                             2.52 years
                                           15,000                              $  7.19                             3.26 years
                                           20,000                              $  4.69                             4.30 years

----------------------------------------------------------------------------------------------------------------------------------
Dennis C. Hoff               5/21/97       35,000            $3.56              $10.00             $3.56           1.49 years
Vice-President-General                     10,000                               $14.75                             2.26 years
Merchandising Manager                      27,500                               $12.25                             2.52 years
                                           15,000                              $  7.19                             3.26 years
                                           20,000                              $  4.69                             4.30 years

----------------------------------------------------------------------------------------------------------------------------------
Marilyn A. Eisele            5/21/97       30,000            $3.56              $10.13             $3.56           2.80 years
Vice-President-                             7,500                              $  7.19                             3.26 years
Administration and                         20,000                              $  4.69                             4.30 years
Finance

----------------------------------------------------------------------------------------------------------------------------------
Eric I. Glassman             5/21/97       10,000            $3.56              $ 4.31             $3.56           5.15 years
Treasurer and Controller
----------------------------------------------------------------------------------------------------------------------------------




                  Fred A. Erb                        John M. Erb                        John A. Shields


COMPENSATION COMMITTEE'S REPORT TO SHAREHOLDERS

         The executive compensation program is administered by the Compensation Committee of the Board (the "Committee") which was comprised of non-employee directors Messrs. Fred A. Erb, John M. Erb and John A. Shields during the fiscal year ended January 3, 1998. The Committee reviews the compensation (including salaries, bonuses and stock options) of the Company's officers and performs such other duties as may be delegated to it by the Board. The Committee held two formal meetings and took action without a meeting on one occasion during the fiscal year ended January 3, 1998.

         In reviewing the compensation to be paid to the Company's executive officers during the fiscal year ended January 3, 1998, the Committee sought to ensure that executive officers were rewarded for long-term strategic management, for increasing the Company's value for its shareholders, and for achieving internal goals established by the Board.

         The key components of executive officer compensation are salary, bonuses and stock awards. Salary is generally based on factors such as an individual officer's level of responsibility, prior years' compensation, comparison to compensation of other officers in the Company, and compensation provided at competitive companies and companies of similar size. Bonuses and stock awards are intended to reward exceptional performances. In March, 1997, the Committee approved increases in the base salaries of three of the principal executive officers (Messrs. Eynon and Hoff and Ms. Eisele) effective March 30, 1997. The aggregate base salaries for Messrs. Eynon and Hoff and Ms. Eisele was increased by 3.6% and 5.9%, respectively. Stock awards are also intended to increase an officer's interest in the Company's long-term success as measured by the market and book value of its stock. Stock awards may be granted to officers and directors of the Company and to certain employees who have managerial or supervisory responsibilities under the Company's Plan. Stock awards may be stock options, stock appreciation rights or restricted share rights. Including stock options issued pursuant to the 1997 option repricing program, 107 employees and other personnel and five non-employee directors received stock options under the Stock Plan during the fiscal year ended January 3, 1998.

         The Committee reviewed the individual performances of the principal executive officers and recognized the progress the Company has made toward attaining its long-term goals. Based on its subjective evaluation of the performance by the four principal officers (Messrs. Reynolds, Eynon and Hoff and Ms. Eisele) and their perceived levels of contribution to attainment of the Company's long-term goals, the Committee approved the salary increases described above and the Board of Directors and the Long Term Incentive Plan Committee awarded stock options under the Plan, in addition to stock options issued pursuant to the 1997 option repricing program, in May, 1997 to Ms. Eisele (20,000 shares).

         In May 1997, the Committee recommended to the Board (and the Board adopted) an employee bonus percentage based compensation plan for the fiscal year ended January 3, 1998. Under the bonus plan, bonuses were to be awarded based on the extent to which earnings per share for the fiscal year exceeded $0.50 up to a maximum of $0.59, as reported in the Company's audited financial statements for the year. The bonus plan also provided that, in the event the Company's earnings per share for the fiscal year ended January 3, 1998 resulted in no incentive bonuses being earned under the bonus plan, the Compensation Committee could consider discretionary bonuses. The bonus would be a pre-set percentage (which varied according to the actual earnings per share reported) multiplied by the employee's base compensation. Eligible employees were the executive officers. The Company's earnings per share for the fiscal year ended January 3, 1998 were $0.38 per share, which included an equivalent charge of $0.11 relative to store development costs. The Compensation Committee awarded discretionary bonuses of $50,000 to Mr. Reynolds and $30,000 to each of Messrs. Eynon and Hoff and Ms. Eisele. Bonuses paid to Messrs. Reynolds, Eynon and Hoff in 1995 were awarded for their contribution to both the growth of the Company and the completion of the Company's initial public offering in 1993. Such bonuses were payable through December 1995 and were contingent upon the continuing employment of such individuals during the pay-out period.

         In addition, the Committee seeks to point out that the Committee believes that there are many relevant factors that should generally be considered in determining a bonus plan including, but not limited to, return on equity, earnings as a percentage of sales, margins, expenses, and other designated targets and projects. The Committee further believes that earnings per share in many instances should only be one component of a bonus plan or possibly, under certain circumstances, not a component at all.

      Fred A. Erb         John M. Erb                 John A. Shields

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Fred A. Erb and John M. Erb constituted the Compensation Committee from August 9, 1993 to February 23, 1994. On February 23, 1994, Mr. John A. Shields joined the Compensation Committee. Prior to August 9, 1993, Mr. Fred A. Erb was solely responsible for determining executive officer compensation. Mr. Fred A. Erb has served as a director and executive officer of other entities which are, or have been, related to the Company. See "Directors and Officers." Mr. Fred A. Erb also leases, and is a partner of certain entities which lease, property to the Company.

         The Company leases the Cleveland, Boardman, North Randall and Eastlake store locations from either Fred A. Erb (the Company's Chairman and controlling stockholder) or entities affiliated with him. Each of the leases are "net" leases, whereby DIY and its sublessors are responsible for all costs associated with the premises. The Company believes that the rents payable under these leases are at rates that are no less favorable to the Company than those that could be obtained from unaffiliated third parties.

         The Company leases its Cleveland location from D.I.Y. Ohio Real Estate Associates Limited Partnership ("DIY Ohio"), a limited partnership controlled by Mr. Fred A. Erb and in which he and members of this immediate family are partners. Pursuant to the terms of the lease, during 1998 the Company will pay annual "Basic Rent" of $379,020. Each year the Company must pay an additional amount equal to the Basic Rent multiplied by one-half of the percentage increase in the Consumer Price Index from the previous January 31 to January 31 of that year ("CPI Rent"). Each year, the Company must also pay "Percentage Rent" equal to 1.5% of the amount by which the Company's gross sales for the year exceeds the sum of the Basic Rent and the CPI Rent, if any, which sum is divided by 1.5%. The Company paid $386,796 in rent in 1997, $388,340 in rent in 1996 and $353,340 in rent in 1995 to DIY Ohio. The term of the lease ends on December 30, 2007, and the Company does not have any renewal options.

         The Company also leases its Boardman, Ohio location from DIY Ohio. The Company pays an annual "Basic Rent" of $519,600. Each year, the Company must also pay "Percentage Rent" equal to 1.5% of the amount by which the Company's gross sales for the year exceeds the sum of the Basic Rent and the "CPI Rent" (defined below), if any, which sum is divided by 1.5%. The amount of rent paid to DIY Ohio in each of 1997, 1996 and 1995 was $519,600. The term of the lease ends on September 30, 2008, and the Company has three five-year renewal options, with rent equal to the Basic Rent plus an additional amount equal to one-half of the percentage increase of the Consumer Price Index from October 1, 1993 to the date of the beginning of the renewal term, multiplied by the Basic Rent (the "CPI Rent").

         The Company's North Randall location is leased from D.I.Y. Center Associates, a general partnership in which Mr. Fred A. Erb is a partner. The lease runs through October 31, 2002, and provides for annual rent of $511,000. The Company has three ten-year renewal options, with annual rent for the first, second and third renewal periods of $536,000, $561,000 and $586,000, respectively. The amount of rent paid in each of 1997, 1996 and 1995 was $511,000.

         The Company leases its Eastlake store from a partnership controlled by Mr. Fred A. Erb. The lease term ends on February 28, 2002, and DIY does not have any renewal options. In August, 1996, Basic Rent increased from $411,000 to $456,600 per year. Each year, the Company must also pay Percentage Rent equal to 1.5% of the amount, if any, by which the Company's gross sales for the year exceeds the Company's Basic Rent for that year divided by 1.5%. On August 1 of 1999, the Company's Basic Rent will be increased by a percentage equal to one-half of the percentage increase in the Consumer Price Index over the preceding three year period. The Company paid rent of $456,600 in 1997, $430,000 in 1996 and $411,000 in 1995.

         In 1985, Edgemere Enterprises, Inc. (formerly Erb Lumber Co.), a company controlled by Mr. Fred A. Erb, advanced $3.0 million to the Company. In April, 1997, the Company made a principal payment on the loan in the amount of $300,000 in satisfaction of a demand for payment from Edgemere Enterprises, Inc. The present balance outstanding is $600,000. The loan bears interest at the rate of 3/4% over the prime rate per year, and is due on demand.

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION


         The following graph depicts a comparison of cumulative total returns, assuming $100 was invested on May 18, 1993 (the date of the Company's initial public offering) and reinvestment of dividends in (a) the Company, (b) the entire Nasdaq stock market, and (c) a group of issuers which the Company believes are the Company's peers in its line of business. This "peer group" consists of Building Materials Holdings, Eagle Hardware & Garden, Home Depot, Inc., HomeBase, Inc., Lowe's Companies, Inc., National Home Centers and Wolohan Lumber Co. The Company's "peer group" has been changed from the Company's "peer group" used in the 1997 proxy statement. Grossman's, Inc., Hechinger, Orchard Supply & Hardware and Payless Cashways have been deleted since their stock is no longer quoted on a national securities exchange. HomeBase, Inc. and National Home Centers, Inc. have been added to include in the Company's "peer group" additional companies in the Company's line of business.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG D.I.Y. HOME WAREHOUSE, INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX


                                 1993     1994     1995     1996     1997
                                 ----     ----     ----     ----     ----
                                              (DOLLARS)
D.I.Y. HOME WAREHOUSE

PEER GROUP

NASDAQ MARKET INDEX





                     ASSUMES $100 INVESTED ON MAY 18, 1993
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1997

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of February 27, 1998, the shareholdings of (a) each person known to the Company to be the beneficial owner of more than five (5%) percent of the Common Stock, (b) each director of the Company, (c) each executive officer listed in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group, based upon information available to the Company.

==================================================================================================================

                                                               AMOUNT AND NATURE OF            PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP      OUTSTANDING SHARES (1)
------------------------------------                           --------------------      ------------------
Fred A. Erb                                                           4,410,000(2)                57.8%
Chairman of the Board of Directors
44 East Long Lake Road
Bloomfield Hills, Michigan 48304

Clifford L. Reynolds                                                       75,000                  1.0%
Director and President and Chief Executive Officer
5811 Canal Road
Valley View, Ohio 44125

R. Scott Eynon                                                             25,000                  0.3%
Director and Vice President - Operations
5811 Canal Road
Valley View, Ohio 44125

Dennis C. Hoff                                                             25,100                  0.3%
Director and Vice President - General
  Merchandising Manager
5811 Canal Road
Valley View, Ohio 44125

Marilyn A. Eisele                                                           1,500                     *
Vice President-Administration and Finance
  and Chief Financial Officer
5811 Canal Road
Valley View, Ohio 44125

John M. Erb                                                                70,000(2)               0.9%
Director and Secretary
44 East Long Lake Road
Bloomfield Hills, Michigan 48304

Gregory K. Jones, Director                                                  3,084                     *
One Parkway North Center
Deerfield, Illinois 60015

John A. Shields, Director                                                  47,891                  0.6%
2749 Landon Road
Shaker Heights, Ohio 44122

Mark A. Timmerman, Director                                                 8,984                     *
222 West Adams Street
Chicago, Illinois 60606

Dimensional Fund Advisors Inc.                                            451,000(3)               5.9%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

All current executive officers and directors as a group                 4,666,559                 61.1%
                                                                        ---------
(10 persons)
==================================================================================================================

*        Less than one-half percent.

(1) Percentage calculations based on 7,633,859 shares of Common Stock issued and outstanding as of February 27, 1998. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which provide that shares of Common Stock subject to options exercisable within 60 days are deemed outstanding for computing the percentage of the person or group holding the particular option, but are not outstanding for computing the percentage of any other person.

(2) Does not include 440,000 shares held by The Erb Foundation, the trustees of which are Fred A. Erb, John M. Erb and Ira J. Jaffe.

(3) According to a Schedule 13G filed with the Securities and Exchange Commission on February 10, 1998, Dimensional Fund Advisors Inc. ("Dimensional") is deemed to have beneficial ownership of 451,000 shares, which are held in the portfolios of DFA Investment Dimensions Group, Inc. (the "Fund") or in series of the DFA Investment Trust Company (the "Trust") or the DFA Group Trust and the DFA Participation Group Trust, for all of which Dimensional serves as investment manager. Dimensional has sole voting power of 289,400 shares and persons who are officers of Dimensional and who serve as officers of the Fund and the Trust have sole voting power of 71,500 shares and 90,100 shares, respectively and Dimensional has sole dispositive power over 451,000 shares. These securities are owned by advisory clients of Dimensional and Dimensional disclaims beneficial ownership of such securities.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company is required to identify each person who was an officer, director or beneficial owner of more than 10% of the Company's registered equity securities during the Company's most recent fiscal year and who did not file on a timely basis reports required by Section 16(a) of the Securities and Exchange Act of 1934. Based solely upon its review of copies of such reports received by it during or with respect to the fiscal year ended January 3, 1998, the Company believes that all officers, directors and beneficial owners of more than 10% of the Company's registered equity securities timely filed all required reports.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STORE LEASES

         The Company leases the Cleveland, Boardman, North Randall and Eastlake store locations from either Fred A. Erb (the Company's Chairman and controlling stockholder) or entities affiliated with him. See "Management - Compensation Committee Interlocks and Insider Participation."

TRANSACTIONS WITH EDGEMERE ENTERPRISES, INC.

         In 1985, Edgemere Enterprises, Inc. (formerly Erb Lumber Co.), a company controlled by Mr. Fred A. Erb, advanced $3.0 million to the Company. In April 1997, the Company made a principal payment on the loan in the amount of $300,000 in satisfaction of a demand for payment from Edgemere Enterprises, Inc. The present balance outstanding is $600,000. The loan bears interest at the rate of 3/4% over the prime rate per year, and is due on demand. See "Management - Compensation Committee Interlocks and Insider Participation."

TAX INDEMNIFICATION AGREEMENT

         The Company and Fred A. Erb, John M. Erb, Clifford L. Reynolds, R. Scott Eynon and Dennis C. Hoff entered into a mutual indemnification agreement relating to federal and certain state and local income tax liabilities of the Company and the shareholders for tax years during which the Company had elected to be treated as an S Corporation. This agreement generally provides that the Company will indemnify the shareholders, and the shareholders will indemnify the Company, against any increase in the indemnified party's income tax liabilities (including interest and penalties and all expenses, attorneys' fees and accountants' fees incurred in connection therewith) for those jurisdictions in which an S Corporation election was made or deemed to have been made.


                               GENERAL INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

         The Board selected Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ended January 3, 1998. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

SHAREHOLDERS' PROPOSALS

         Any and all shareholder proposals for inclusion in the proxy materials for the Company's next Annual Meeting of Shareholders must comply with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and must be received by the Company, at its offices at 5811 Canal Road, Valley View, Ohio 44125, not later than December 16, 1998. Such proposals should be addressed to the Company's Secretary.

         The Company's Code of Regulations (the "Regulations") also contain certain provisions which affect shareholder proposals. The Regulations require that notice in writing of proposed shareholder nominations for the election of directors be timely given to the Secretary of the Company prior to the meeting. Such notice must contain certain information about the non-incumbent nominee, including name, age, business and residence addresses, principal occupation, the class and number of shares of the Company beneficially owned by the nominee and such other information as would be required to be included in a proxy statement soliciting proxies for election of the nominee, as well as certain information about the nominating shareholder. The Company may require any nominee to furnish other information reasonably required by the Company to determine the nominees eligibility to serve as a director. If the presiding officer of any shareholders meeting determines that a person was not nominated in accordance with the foregoing procedures, such person shall not be eligible for election as a director.

         In addition, the Regulations require that notice in writing from any shareholder who proposes to bring business before any meeting of shareholders must be timely given to the Secretary of the Company prior to the meeting. Such notice must contain certain information, including a brief description of the business proposed to be brought before the meeting, the reasons for conducting such business at the meeting, the class and number of shares of the Company beneficially owned by such shareholder and any supporting shareholders and any material interest of the proposing shareholder in the business so proposed. If the presiding officer of any shareholders' meeting determines that any such business was not properly brought before the meeting in accordance with the foregoing procedures, such business will not be conducted at the meeting. Nothing in the Code of Regulations will preclude discussion by any shareholder of any business properly brought before the meeting in accordance with the above-mentioned procedures.

         To be timely, shareholder notice of a nomination for election of a director or to bring business before any shareholders meeting must be received by the Company not less than thirty days nor more than sixty days prior to the meeting (or, if fewer than forty days' notice or prior public disclosure of the meeting date is given or made to shareholders, not later than the tenth day following the day of mailing notice of the meeting or public disclosure thereof).

OTHER MATTERS

         The Company's Annual Report for the year ended January 3, 1998 has been mailed with this Proxy Statement or previously delivered to shareholders.

         Management knows of no matters which will be presented for consideration at the Annual Meeting other than those stated in the Notice of Meeting. However, if any other matters do properly come before the Annual Meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters, including the election of a director or directors other than those named in this Proxy Statement should an emergency or unexpected occurrence make the use of such discretionary authority necessary, and also regarding matters incident to the conduct of the meeting.

         Shareholders are requested to date, sign and return the enclosed proxy in the enclosed postage-paid envelope. So that the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting may be assured, prompt execution and return of the proxy is requested.


                                   By Order of the Board of Directors

                                   JOHN M. ERB
                                   Secretary

Dated: March 20, 1998

[DIY LOGO]

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         D.I.Y. HOME WAREHOUSE, INC.
  ANNUAL MEETING OF SHAREHOLDERS - WEDNESDAY, APRIL 29, 1998, AT 10:00 A.M.


The undersigned hereby appoints Fred A. Erb, John M. Erb and Clifford L. Reynolds, or any one of them, as attorneys and proxies of the undersigned shareholder, with full power of substitution, to vote on behalf of the undersigned and in his or her name and stead, all shares of the common stock of D.I.Y. Home Warehouse, Inc., which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held at the Sheraton Airport Hotel, 5300 Riverside Drive, Cleveland, Ohio 44135, on Wednesday, April 29, 1998, and at any adjournments thereof.

1.  ELECTION OF DIRECTORS

    [ ] FOR all the nominees listed below:

    Fred A. Erb   Clifford L. Reynolds   Dennis C. Hoff     R. Scott Eynon
    John M. Erb   John A. Shields        Gregory K. Jones   Mark A. Timmerman

    [ ] FOR all the nominees listed above except those nominees with a line drawn through their name.

    [ ] AUTHORITY IS WITHHELD for all the nominees listed above.

2.  OTHER BUSINESS
    The above-appointed proxies are authorized to vote upon all matters incidental to the conduct of the Annual Meeting and such other business as may properly come before the Annual Meeting in accordance with their best judgment.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                        (continued from reverse side)

Proxy No.                                                               Shares

        The undersigned shareholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated March 20, 1998.

        The giving of this Proxy does not affect the right of the undersigned shareholder to vote in person should the undersigned shareholder attend the Annual Meeting. This Proxy may be revoked at any time it is voted.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE
        AND FOR THE AMENDMENT.

                                       Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, personal representative, trustee or in some other representative capacity, please sign name and give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       DATED:____________________, 1998
                                       Signature:____________________________
                                       ______________________________________
                                       Signature if held jointly

                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                CARD PROMPTLY IN THE ENCLOSED ENVELOPE.